Exhibit 99.1

FOR IMMEDIATE RELEASE

Oragenics Receives HREC Approval for Phase IIa Clinical Trial of ONP-002 as a Treatment for Concussion and Mild Traumatic Brain Injury in Australia

All required regulatory approvals secured for trial site onboarding and patient enrollment at three Australian sites

Potential first and only pharmacological treatment for the most prominent neurological condition without an FDA-approved therapeutic

SARASOTA, Fla., March 10, 2026 (BUSINESS WIRE) — Oragenics, Inc. (NYSE American: OGEN), a clinical-stage biotechnology company developing brain-targeted therapeutics through proprietary intranasal delivery technology, today announced that it has received final Human Research Ethics Committee (HREC) approval in Australia to commence its Phase IIa clinical trial evaluating its lead drug candidate, ONP-002, for the treatment of concussion also known as mild traumatic brain injury (mTBI). Oragenics has now secured all necessary regulatory approvals and submitted all required filings to proceed with clinical site onboarding at three sites in Australia, with Bayside Health (Alfred Health) serving as the Lead Site.

Traumatic brain injury ranks as the most prominent neurological condition without an FDA-approved therapeutic. According to the CDC, an estimated 1.7 to 3.8 million people in the U.S. experience traumatic brain injuries annually, with sports and recreational activities among the leading causes, ¹ Globally, an estimated 69 million individuals sustain traumatic brain injuries each year. Despite this scale, no pharmacological treatments exist — leaving patients, military personnel, athletes, and families without effective intervention options beyond rest and symptom management. If approved by the FDA, ONP-002 would be the first and only pharmacological standard of care for a global concussion market projected to reach over $9 billion by 2030.²

ONP-002 is a first-in-class intranasal neurosteroid designed to address the underlying biology of mTBI — reducing neuroinflammation, oxidative stress, and cerebral edema — rather than simply managing symptoms. As an investigational neuroprotective intranasal drug, ONP-002 targets the biological cascade triggered by trauma, potentially representing a paradigm shift from symptom management to active neurological intervention. It would also enter a nasal drug delivery market expected to reach nearly $93 billion by 2030.³

“Concussion and mTBI represent areas of enormous unmet medical need, and we have spent years building toward this moment responsibly and rigorously. With our Australian HREC and governance approvals now in place, we have everything we need to move forward expeditiously with clinical site onboarding and patient enrollment in Australia. We expect to dose our first patient before the end of March. This is a major milestone for Oragenics — but more importantly, it is a meaningful step toward bringing a potential breakthrough therapy to a patient population that has had no viable treatment options. For the millions of people who suffer from mTBI every year and are told there is nothing that can be done, we are here to change that,” said Janet Huffman Oragenics Chief Executive Officer.

“The HREC approval process is thorough by design — it exists to protect patients and ensure that only protocols with sound scientific rationale and rigorous safeguards move forward. We believe receiving this clearance confirms that our trial design, safety protocols, and investigator teams meet the highest standards. As a clinician who has worked with concussion patients for decades, I understand the significance of this moment. ONP-002 targets the injury itself, not just the symptoms. That is a fundamentally different approach to mTBI care, and we are now putting it to the test in patients. The Phase 1 safety profile gives us strong confidence as we advance into this next phase,” said Dr James Kelly Oragenics Chief Medical Officer.

Oragenics’ approved Phase IIa clinical trial is a randomized, placebo-controlled study designed to evaluate 40 patients who meet enrollment criteria based on CT scan findings, presenting symptoms, and emergency room or hospital admission. Patients are expected to receive first dosing within 12 hours of injury, followed by continued treatment for up to 30 days. The trial will assess safety and tolerability parameters through follow-up visits for nasal examinations, physical assessments, and neurocognitive testing. Feasibility will be determined according to tolerability and participant compliance.

The Phase IIa clinical data readout is projected before year-end 2026. Oragenics expects that findings will support its planned investigational new drug (IND) application submission to the FDA for further clinical trials in the U.S.

1 American Association of Neurological Surgeons; Sports Related Head Injury / CDC TBI Data

2 Grand Market Research; Concussion Market (2025–2030)

3 Research and Markets; $92.91 Bn Nasal Drug Delivery Market Trends, Opportunities, and Forecasts, 2020–2024 & 2025–2030F

The Phase 1 clinical trial of ONP-002 delivered a strong safety profile supporting advancement to Phase 2, with zero serious adverse events across all dose levels. Preclinical data demonstrated reductions in swelling, inflammation, and oxidative stress in the brain, along with improvements in functional recovery.

Southern Star Research, a leading full-service Australian clinical research organization (CRO), is expected to manage all aspects of the Phase IIa trial from start to finish.

About ONP-002

ONP-002 is an investigational neuroprotective, anti-inflammatory intranasal drug candidate targeting mild traumatic brain injury (mTBI). Designed to potentially interrupt biological pathways involved in inflammation, oxidative stress, and swelling following head trauma, ONP-002 has demonstrated safety and tolerability in Phase 1 clinical trials with zero serious adverse events across all dose levels. The drug candidate utilizes Oragenics’ proprietary intranasal delivery platform to enable rapid, targeted brain delivery — potentially representing a paradigm shift from symptom management to active neurological intervention. Oragenics is advancing ONP-002 through Phase IIa clinical trials in Australia, with U.S. clinical trials planned to follow pending FDA investigational new drug application (IND) approval.

About Oragenics, Inc.

Oragenics, Inc. is a clinical-stage biotechnology company developing brain-targeted therapeutics through proprietary intranasal delivery technology. The Company’s lead candidate, ONP-002, is being advanced as a potential first-in-class treatment for mild traumatic brain injury. Oragenics is progressing ONP-002 through Phase IIa clinical trials in Australia, with U.S. clinical trials planned to follow pending FDA investigational new drug application (IND) approval. The Company believes its intranasal delivery platform has potential applications across multiple neurological conditions, including Parkinson’s disease, Alzheimer’s disease, PTSD, and anxiety disorders. Oragenics is committed to developing innovative therapies that address significant unmet medical needs in neurological care. For more information, visit www.oragenics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research, development and regulatory activities and expectations relating to our product candidates, including without limitation ONP-002 and our proprietary nasal device; the effectiveness of these programs or the possible range of application and potential curative effects and safety in the treatment of diseases; and the timing, conduct, interim results announcements and outcomes of our clinical trials for our product candidates, including ONP-002 for the treatment of concussion and mTBI. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “potential,” “may,” “will,” “could,” “should,” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, those described in our most recent Form 10-K, Form 10-Q and other filings we make with the U.S. Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. All information we set forth in this press release is as of the date hereof. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, circumstances should change, except as otherwise required by law.

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